UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 22, 2003

Date of Report (Date of earliest event reported)

SECURITY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7921	13-3003070
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

THREE PICKWICK PLAZA, SUITE 310, GREENWICH, CT 06930

(Address of principal executive offices)

(203) 625-0770

(Registrant’s telephone number, including area code)

ITEM 5.      OTHER EVENTS

                    On October 22, 2003, Possible Dreams, Ltd., a subsidiary of Security Capital Corporation (the “Company”), filed for protection under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern Division of the District of Massachusetts. The Company is currently seeking buyers for the assets of Possible Dreams, and there is a bidding procedure under Chapter 11 that has been filed with the court. This procedure provides the steps for any bidder to do the appropriate due diligence and submit a bid by November 10, 2003.

                    The debt at Possible Dreams is neither cross-collateralized nor guaranteed by the Company or any other subsidiary of the Company. Accordingly, the bankruptcy of Possible Dreams should not have a significant impact upon the business, financial condition or results of operations of the Company.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY CAPITAL CORPORATION

Date: October 29, 2003	/s/ Brian D. Fitzgerald
Brian D. Fitzgerald
Chairman of the Board, President and Chief Executive Officer